FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of July 21, 2021, between VERTICAL CAPITAL INCOME FUND, a Delaware statutory trust (“Borrower”), and NEXBANK (f/k/a NEXBANK SSB) (“Lender”).

R E C I T A L S

A.       Borrower and Lender are parties to that certain Loan Agreement dated as of July 20, 2018 (as it may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Loan Agreement”). Unless otherwise indicated herein, all terms used with their initial letter capitalized are used herein with their meaning as defined in the Loan Agreement and all Section references are to Sections in the Loan Agreement.

B.       Borrower has requested that Lender amend the Loan Agreement and amend and restate the Note.

C.       Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.

D.       Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.	Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Loan Agreement is amended as follows:

(a)                Section 1.1 of the Loan Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical order, to provide in their entireties as follows:

“First Amendment” means the First Amendment to Loan Agreement between Borrower and Lender, dated as of the First Amendment Effective Date.

“First Amendment Effective Date” means July 21, 2021.

(b)                The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Note” means the Amended and Restated Promissory Note dated as of the First Amendment Effective Date, executed by Borrower payable to the order of Lender, in the original principal amount of the Facility Amount, together with all amendments, extensions, renewals, replacements, and modifications thereof.

“Termination Date” means 11:00 a.m. Dallas, Central time on July 19, 2022, or such later date as shall be established pursuant to Section 2.4 or such earlier date on which the Revolving Commitment terminates as provided in this Agreement.

(c)                Section 2.4 of the Loan Agreement shall be amended and restated in its entirety to read as follows:

2.4       Extension of Termination Date. So long as no Event of Default shall have occurred and be continuing on the date on which notice is given in accordance with the following clause (a) or on the Termination Date, Borrower may extend the Termination Date to a date that is 364 days after the then-effective Termination Date, no more than two times, upon: (a) delivery of a written request therefor to Lender at least thirty (30) days, but no more than ninety (90) days, prior to the Termination Date then in effect; (b) receipt by the Lender of a certificate of Borrower dated the date of such request stating that (i) no Event of Default then exists and is continuing and (ii) Borrower is in compliance with the financial covenants set forth in Article IX and (c) payment to Lender of a facility extension fee equal to 15 basis points (0.15%) on the then-existing Facility Amount. Such extension shall be evidenced by delivery of written confirmation of the same by Lender to Borrower. For the avoidance of doubt, any extensions that have been made pursuant to this Section 2.4 prior to the First Amendment Effective Date shall not count towards the two-extension limit described above in this Section 2.4.

2.	Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied:

(a)                Lender shall have received counterparts of this Amendment executed by Borrower and, Lender;

(b)                Lender shall have received the Amended and Restated Promissory Note dated as of the First Amendment Effective Date in the original principal amount of $35,000,000 executed by Borrower and payable to the order of Lender (the “Amended and Restated Note”);

(c)                payment by Borrower of the facility extension fee payable to Lender in an amount equal to $87,500; provided that such fee shall be fully earned on the date hereof and shall be non-refundable;

(d)                Lender shall have received satisfactory evidence that the representations and warranties contained in the Loan Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(e)                Lender shall have received satisfactory evidence that Borrower has paid the fees and expenses of counsel described in Section 5;

(f)                 No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment or the Amended and Restated Note;

(g)                Lender shall have received resolutions of the general partner or managers (or other governing body) of Borrower, certified by the Secretary or an Assistant Secretary (or other custodian of records) of Borrower, as appropriate which authorize the execution, delivery, and performance by Borrower of this Amendment and the Amended and Restated Note;

(h)                Lender shall have received written confirmation from each Borrower that the Constituent Documents for Borrower delivered to Lender on July 20, 2018 have not been changed, altered or modified in any way;

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(i)                 Lender shall have received certificates of the appropriate government officials of the state of incorporation or organization of Borrower, as to the good standing of Borrower; and

(j)                 Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to Lender (it being agreed that execution of this Amendment by Lender shall evidence that the foregoing conditions have been fulfilled).

3.	Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Each Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, such Borrower’s obligations under the Loan Documents, and all modifications, amendments, renewals, extensions, and restatements thereof.
4.	Representations and Warranties. As a material inducement for Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the First Amendment Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties in the Loan Agreement and in all other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or may have otherwise been made inaccurate by the mere passage of time; or (ii) the facts or circumstances on which any of them were based have been changed by transactions or events not prohibited by the Loan Documents; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against such Borrower in accordance with its terms; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any governmental approval, other than such as have been obtained and are in full force and effect, or violate any applicable law relating to such Borrower; (ii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of such Borrower thereof, or any indenture, agreement, or other instrument to which such Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower.
5.	Costs and Expenses. Each Borrower agrees to pay promptly the reasonable fees and expenses of counsel to Lender for services rendered in connection with the preparation, negotiation, reproduction, execution and delivery of this Amendment and all related documents.
6.	Miscellaneous.
(a)	This Amendment and the Amended and Restated Note shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan Agreement or in any other Loan Document, or other agreements, documents or other
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instruments executed and delivered pursuant to the Loan Agreement to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

(b)	The Loan Documents shall remain unchanged and in full force and effect, except as provided in this Amendment and the Amended and Restated Note, and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of Lender under any Loan Document, nor constitute a waiver under any of the Loan Documents.
(c)	All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
(d)	This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
(e)	THIS AMENDMENT, THE LOAN AGREEMENT, THE AMENDED AND RESTATED NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(f)	The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
(g)	Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(h)	This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.
(i)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts to be effective as of date first set forth above.

BORROWER:

VERTICAL CAPITAL INCOME FUND

By:
Name:
Title:

LENDER:

NEXBANK

By:

Name:

Title: